UACSC 96-D
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                               YEAR ENDING 6/30/97

PRINCIPAL BALANCE RECONCILIATION                                              D O L L A R S                               NUMBERS
                                                          CLASS A-1        CLASS A-2        CLASS A-3    TOTAL CLASS A's
Original Principal Balance                               171,000,000.00   91,085,000.00   21,000,347.28   283,085,347.28   22,490
Beginning Period Principal Balance                       171,000,000.00   91,085,000.00   21,000,347.28   283,085,347.28   22,490
Principal Collections - Scheduled Payments                27,231,586.49            0.00            0.00    27,231,586.49        0
Principal Collections - Payoffs                           29,399,811.60            0.00            0.00    29,399,811.60    3,154
Principal Withdrawal from Payahead                            56,334.83            0.00            0.00        56,334.83        0
Gross Principal Charge Offs                                3,506,637.15            0.00            0.00     3,506,637.15      265
Repurchases                                                  389,137.82            0.00            0.00       389,137.82       63
Ending Balance                                           110,416,492.11   91,085,000.00   21,000,347.28   222,501,839.39   19,008
                                                         ==============   =============   =============   ==============   ======

Certificate Factor                                            0.6457105       1.0000000       1.0000000        0.7859885
Pass Through Rate                                                 5.960%          6.170%          6.300%           6.053%

CASH FLOW RECONCILIATION
Principal Wired                                                                                            56,957,461.45
Interest Wired                                                                                             19,110,968.40
Withdrawal from Payahead Account                                                                               93,641.29
Repurchases (Principal and Interest)                                                                          397,082.25
Charge Off Recoveries                                                                                       1,077,473.10
Interest Advances                                                                                             432,770.64
Certificate Account Interest Earned                                                                           207,964.59
Spread Account Withdrawal                                                                                           0.00
Class A Surety Bond Draw for Class I Interest                                                                       0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                          0.00
Total Cash Flow                                                                                            78,277,361.72
                                                                                                           =============

TRUSTEE DISTRIBUTION  (7/09/97)

Total Cash Flow                                                                                            78,277,361.72
Unrecovered Advances on Defaulted Receivables                                                                 105,075.89
Servicing Fee (Due and Unpaid)                                                                                      0.00
Interest to Class A-1 Certificateholders                                                                    5,137,957.35
Interest to Class A-2 Certificateholders                                                                    3,434,410.54
Interest to Class A-3 Certificateholders                                                                      808,513.35
Interest to Class I Certificateholders                                                                      3,714,825.00
Principal to Class A-1 Certificateholders                                                                  60,583,507.89
Principal to Class A-2 Certificateholders                                                                           0.00
Principal to Class A-3 Certificateholders                                                                           0.00
Surety Bond Premium                                                                                           250,452.25
Interest Advance Recoveries from Payments                                                                     215,695.82
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                      0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                        0.00
Deposit to Payahead                                                                                           370,866.09
Certificate Account Interest to Servicer                                                                      207,964.59
Payahead Account Interest to Servicer                                                                           4,707.60
Excess                                                                                                      3,443,385.35
Net Cash                                                                                                            0.00
                                                                                                           =============
Monthly Servicing Fee and the Spread Amount                                                                12,179,059.42
                                                                                                           =============
Servicing Fee Retained from Interest Collections                                                            1,547,039.40
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

SPREAD ACCOUNT RECONCILIATION
Original Balance                                                                                                    0.00
Beginning Balance                                                                                                   0.00
Trustee Distribution of Excess                                                                              3,443,385.34
Interest Earned                                                                                                62,191.58
Spread Account Draws                                                                                                0.00
Reimbursement for Prior Spread Account Draws                                                                        0.00
Distribution of Funds to Servicer                                                                                   0.00
Ending Balance                                                                                              3,505,576.92
                                                                                                           =============
Required Balance                                                                                           11,125,091.97

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                           14,154,267.36
Beginning Balance                                                                                          14,154,267.36
Reduction Due to Spread Account                                                                            (3,505,576.92)
Reduction Due to Principal Reduction                                                                       (3,029,175.39)
Ending Balance                                                                                              7,619,515.05
                                                                                                           =============

First Loss Protection Required Amount                                                                       7,619,515.05
First Loss Protection Fee %                                                                                         2.00%
First Loss Protection Fee                                                                                     134,156.13

SURETY BOND  RECONCILIATION

Original Balance                                                                                          283,085,347.28
Beginning Balance                                                                                         283,085,347.28
Draws                                                                                                               0.00
Reimbursement of Prior Draws                                                                                        0.00
Ending Balance                                                                                            283,085,347.28
                                                                                                          ==============
Adjusted Ending Balance Based Upon Required Balance                                                       220,221,414.51
                                                                                                          ==============
Required Balance                                                                                          220,221,414.51

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                                   0.00
Deposit                                                                                                       370,866.09
Payahead Interest                                                                                               4,707.60
Withdrawal                                                                                                     93,641.29
Ending Balance                                                                                                281,932.40
                                                                                                          ==============
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